Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2)

CITIBANK, N.A.
(Exact name of trustee as specified in its charter)

13-5266470
(I.R.S. employer identification no.)

399 Park Avenue, New York, New York	10043
(Address of principal executive office)	(Zip Code)

R. R. DONNELLEY & SONS COMPANY
(Exact name of obligor as specified in its charter)

Delaware	36-1004130
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

77 W. Wacker Drive	60601
Chicago, Illinois (Address of principal executive offices)	(Zip Code)

DEBT SECURITIES
(Title of the indenture securities)

Item 1.    General Information.

Furnish the following information as to the trustee:

(a)    Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York	New York, NY

33 Liberty Street New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.

(b)    Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.    Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.    List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1—Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

Exhibit 2—Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577)

Exhibit 3—Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4—Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

Exhibit 5—Not applicable.

Exhibit 6—The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

Exhibit 7—Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 2001—attached).

Exhibit 8—Not applicable.

Exhibit 9—Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 21st day of February, 2002.

CITIBANK, N.A.

By:	/s/ P. DEFELICE
Vice President

Charter No. 1461
Comptroller of the Currency
Northeastern District

REPORT OF CONDITION CONSOLIDATING DOMESTIC AND FOREIGN SUBSIDIARIES OF Citibank, N.A. of New York in the State of New York, at the close of business on September 30, 2001, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

	Thousands of dollars
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$12,723,000
Interest-bearing balances		15,986,000
Held-to-maturity securities		0
Available-for-sale securities		42,250,000
Federal funds sold and securities purchased under agreements to resell		28,213,000
Loans and leases held for sale		6,795,000
Loans and lease financing receivables:
Loans and Leases, net of unearned income		251,317,000
LESS: Allowance for loan and lease losses		4,691,000
Loans and leases, net of unearned income, allowance, and reserve		246,626,000
Trading assets		34,574,000
Premises and fixed assets (including capitalized leases)		3,927,000
Other real estate owned		232,000
Investments in unconsolidated subsidiaries and associated companies		813,000
Customers’ liability to this bank on acceptances outstanding		944,000
Intangible assets:
Goodwill		3,738,000
Intangible assets:
Other intangible assets		3,402,000
Other assets		24,063,000

TOTAL ASSETS		$424,286,000

LIABILITIES
Deposits:
In domestic offices		$90,996,000
Noninterest—bearing		16,729,000
Interest—bearing		74,267,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs		206,485,000
Noninterest—bearing		14,474,000
Interest—bearing		192,011,000
Federal funds purchased and securities sold under agreements to repurchase		21,926,000
Demand notes issued to the U.S. Treasury		0
Trading liabilities		19,036,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): ss		23,128,000
Bank’s liability on acceptances executed and outstanding		944,000
Subordinated notes and debentures		9,350,000
Other liabilities		21,755,000

TOTAL LIABILITIES	.$	393,620,000

Minority interest in consolidated Subsidiaries		204,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus		350,000
Common stock		751,000
Surplus		12,843,000
Retained Earnings		17,625,000
Accumulated net gains (losses) on cash flow hedges		(1,107,000)
Other equity capital components		0

TOTAL EQUITY CAPITAL		$30,462,000

TOTAL LIABILITIES AND EQUITY CAPITAL		$424,286,000

4

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

RO	GER W. TRUPIN
CO	NTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

AL	AN S. MACDONALD
WI	LLIAM R. RHODES
VI	CTOR J. MENEZES
DI	RECTORS

5